                                                                  EXHIBIT 10.144


                       FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Fifth Amendment") is entered into effective as of December 31, 2001, by and among CRESCENT OPERATING, INC., a Delaware corporation ("Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender"), with the acknowledgment, confirmation, approval and agreement of the undersigned "Support Parties" (herein so called) as set forth herein below. Such Support Parties are signing this Fifth Amendment solely for the purposes set forth in Section 12 of this Fifth Amendment.

                                   WITNESSETH:

         WHEREAS, Borrower and Lender are parties to that certain Credit Agreement dated as of August 27, 1997 (the "Original Credit Agreement") as amended by First Amendment thereto dated effective as of August 27, 1998 ("First Amendment"), Second Amendment thereto dated effective as of August 27, 1999 ("Second Amendment"), Third Amendment thereto dated effective as of August 27, 2001 ("Third Amendment") and Fourth Amendment thereto dated effective as of November 27, 2001 ("Fourth Amendment")(the Original Credit Agreement as amended by First Amendment, Second Amendment, Third Amendment and Fourth Amendment is referred to in this Fifth Amendment as the "Credit Agreement") and Borrower, Lender and Support Parties are parties to that certain Support Agreement of even date with the Original Credit Agreement, as previously amended and confirmed as set forth in the First Amendment, Second Amendment, Third Amendment and Fourth Amendment (the "Support Agreement");

         WHEREAS, Borrower and Support Parties have requested that Lender agree to modify the loan/ credit facility evidenced by the Credit Agreement and extend the "Termination Date" as currently defined in the Credit Agreement to evidence a senior secured credit facility in favor of Lender and agree to other amendments to the Credit Agreement, Support Agreement and other Loan Papers and matters as set forth herein, and Lender is willing to do so upon the terms and conditions set forth herein; and

         WHEREAS, Borrower and Lender desire to amend the Credit Agreement by this Fifth Amendment, with the acknowledgment, confirmation, approval and agreement of the Support Parties with respect to the Support Agreement, all as set forth hereinbelow, and the parties desire to enter into the agreements, modifications and amendments as set forth below;

         NOW, THEREFORE, for and in consideration of the above premises and for other good and valuable consideration, the parties hereto agree as follows:

         1. Definitions. All capitalized terms defined in the Credit Agreement, as amended hereby, and not otherwise defined in this Fifth Amendment shall have the same meanings as assigned to them in the Credit Agreement when used in this Fifth Amendment, unless the context hereof shall otherwise require or provide.

2. Representations and Warranties. In order to induce Lender to enter into this Fifth Amendment, Borrower represents and warrants to Lender that:

         A. This Fifth Amendment, the Credit Agreement, as amended hereby, and the Loan Papers are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

         B. Subject to the terms of subsection D of this Section 2 of this Fifth Amendment, no event has occurred and is continuing which constitutes a Default or a Potential Default; and

         C. Subject to the terms of subsection D of this Section 2 of this Fifth Amendment, all of the representations and warranties contained in Paragraph 5 of the Credit Agreement, as amended by this Fifth Amendment, are true and correct as of the date hereof.

         D. Borrower and Lender agree that the Defaults which exist as of any date on which this Fifth Amendment is executed and delivered shall all be deemed temporarily satisfied and cured upon execution and delivery of this Fifth Amendment by all parties hereto and fulfillment of all other conditions precedent as set forth in Section 5 of this Fifth Amendment and acceptance by Lender of this Fifth Amendment; provided, however, notwithstanding anything to the contrary contained herein or in the Credit Agreement or any of the Loan Papers, Lender specifically reserves and does not waive in any respect all of its rights under the Credit Agreement and the Support Agreement, as each is amended by this Fifth Amendment, and the other Loan Papers, with respect to such Defaults, which shall automatically be reinstated upon the occurrence of any additional Default after March 8, 2002.

         3. Amendments to Credit Agreement.

         A. In connection with the modification and extension of the loan/ credit facility evidenced by the Credit Agreement, as amended by this Fifth Amendment, and the Loan Papers, the definition of the term"Termination Date" as set forth in Paragraph 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         Termination Date means the earlier to occur of the following dates: (a) August 15, 2002; and (b) the date on which a Default occurs, as determined by Lender.

         B. The definition of the term"Base Rate" as set forth in Paragraph 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         Base Rate means the rate of interest publicly announced from time to time by Lender as its Prime Rate (the "Index"), plus zero percent (0.00%) per annum. The Prime Rate is set by the Lender based on various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender's Prime Rate. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Interest will accrue on any non-business day at the rate in effect on the immediately preceding business day.

         C. Paragraph 2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         2. No Commitment to make Advances. Notwithstanding anything to the contrary contained in this agreement or any of the Loan Papers or elsewhere, (a) Lender shall have no obligation to make any further Advances or extend additional credit to Borrower, and (b) Borrower shall not be entitled to re-borrow any amount repaid hereunder or under the Note, it being understood and agreed that the loan/ credit facility evidenced hereby is fully funded and evidences a term loan and not a revolving credit facility.

         D. Paragraph 3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         3. Interest Rate. Except as otherwise stated, the Principal Debt shall bear interest at a rate per annum equal to the lesser of: (a) the Maximum Rate; and (b) the Base Rate, as set forth herein. Each change in the Base Rate and Maximum Rate, subject to the terms of this agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of that change.

         (a) Default Rate. At Lender's option and to the extent permitted by law, all past due Principal Debt and accrued interest thereon shall bear interest from the date due and payable (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         (b) Maximum Rate. Regardless of any provision contained in any of the Loan Papers, Lender shall never be entitled to contract for, charge, take, reserve, receive or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, in the event Lender ever contracts for, charges, takes, reserves, receives or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) treat all Advances as but a single extension of credit (and Lender and Borrower agree that such is the case and that provision herein for multiple Advances is for convenience only); (b) characterize any non-principal payment as an expense, fee or premium rather than as interest; (c) exclude voluntary prepayments and the effects thereof; and (d) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund such excess, and, in such event, Lender shall not to the extent permitted bylaw, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount. To the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount", such term shall mean the "indicated rate ceiling" from time to time in effect under
Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended. Pursuant to
Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligation.

         E. Clause (d) of Paragraph 4 of the Credit Agreement is hereby deleted in its entirety.

         F. Paragraphs 4A and 4B are hereby added to the Credit Agreement, to immediately follow Paragraph 4 of the Credit Agreement, and to read as follows:

         4A. Security. To secure the payment of the indebtedness evidenced by the Note and the entire Obligation, and such other indebtedness as may be specifically described in the respective "Collateral Documents" (as defined below), Borrower has pledged, assigned and granted, and shall continue to pledge, assign and grant from time to time, in favor of Lender, its successors and assigns, continuing first priority liens and security interests (subject only to permitted liens and exceptions as specifically disclosed to and approved by Lender in writing) in and to certain assets and properties of Borrower (all of the liens, security interests and other interests and rights in and to such assets and properties, together with all collateral described in the Collateral Documents as described below, are herein collectively referred to as the"Collateral"). The Collateral shall be evidenced by, amon other things, pledge agreements, assignments, security agreements, financing statements, and other documents, confirmations, renewals, extensions and amendments, all of which must be in form and substance in all respects acceptable to Lender, said documents including, without limitation, an Assignment/ Pledge (Security Agreement) dated effective as of December 31, 2001, executed by Borrower in favor of Lender, including all attachments thereto and other documents executed or delivered in connection therewith, and any and all other assignments and other documents and agreements, and amendments and supplements thereto, as applicable, as may be reasonably required by Lender from time to time (sometimes collectively referred to as the "Assignments") granting unto Lender a first priority perfected lien and security interest in and to all of Borrower's right, title and interest, but not obligations, in COPI Cold Storage, LLC, a Delaware limited liability company, and all other collateral documents and related documentation including blank stock powers and possession of any and all certificates evidencing such ownership, each to be dated, executed, acknowledged, as the case may be, and delivered by Borrower as of a date acceptable to Lender, but it being expressly intended by the parties hereto that such Collateral Documents shall be deemed an integral part of the transactions evidenced by this agreement and simultaneous herewith, it being expressly understood by Borrower that Lender would not make the loan evidenced hereby (it being expressly understood and agreed that Lender makes no commitment whatsoever to make any further or additional renewal or extension of the Note or any other loan or credit whatsoever) without the assurance from Borrower of receiving all of the security described in this Paragraph 4A as and when reasonably demanded by Lender, together with any documents and instruments from time to time amending or supplementing the same, as well as all other collateral documents assigned to or otherwise taken by Lender, on a cumulative basis (all of the foregoing documents described and referred to in this Paragraph 4A, as they may be modified, amended, and supplemented from time to time, are sometimes collectively called the "Collateral Documents"). Borrower shall deliver, or cause to be delivered, such additional security agreements, financing statements, assignments and other collateral documents (all of which shall be deemed part of the Collateral Documents), as well as physical possession of any original Collateral consisting of certificates, notes, instruments, chattel paper or similar property in connection therewith or as Lender may reasonably request from time to time, all in form and substance satisfactory to Lender, for the purpose of granting to, or maintaining or perfecting in favor of Lender, liens and security interests in any of the Collateral, together with other assurances of the enforceability and priority of such liens and security interests and assurances of due recording and documentation of copy of the Collateral Documents, including, without limitation, as may be reasonably required to avoid material impairment of the liens and security interests granted or purported to be granted pursuant to the Collateral Documents and this Paragraph 4A. Notwithstanding anything to the contrary contained herein, it is understood and agreed by the parties that, as of the date hereof, the first priority lien and security interest in favor of Lender under the Collateral Documents is limited to the first priority lien and security interest in and to all of Borrower's right, title and interest, but not obligations, in and to COPI Cold Storage, LLC, as specifically described in the Assignment/ Pledge (Security Agreement) dated effective as of December 31, 2001, executed in connection herewith by Borrower in favor of Lender.

         4B. Additional Representations, Covenants. In addition to the other representations, warranties and covenants made by Borrower in this agreement and in the Loan Papers, Borrower represents, warrants and covenants to Lender that:
(a) Borrower is the sole owner of all legal and beneficial title and interest in and to the property and assets contemplated to be covered by the Collateral Documents described in this agreement, and no other person or entity has any known or asserted claim, right title or interest in or to any of such assets, except as has been specifically disclosed to and approved by Lender in writing;
(b) as of the date of the Fifth Amendment to this agreement, the indebtedness evidenced by the Note (as modified and extended by the Modification Note as defined in such Fifth Amendment) is acknowledged to be valid, enforceable and payable in accordance with the terms thereof, and Borrower has no claims, or defenses or counterclaims to payment thereof or against Lender or any of its affiliates, representatives, agents or attorneys arising out of or in connection with this agreement or any of the Loan Papers; (c) Borrower has delivered to Lender a copy of the latest available financial statements of Borrower and, as a material inducement to Lender to enter into this Fifth Amendment and the Loan Papers in connection herewith, provided a plan of payment (which shall not be binding upon Lender) pursuant to which plan payment of the entire Obligation (including but not limited to all principal, interest accruing before and after any bankruptcy filing, costs and expenses of Lender and any and all other obligations and debts of Borrower to Lender) shall be made to Lender when due; such financial statements fairly present the financial condition of

Borrower as of such date and have been prepared in accordance with normal accounting principles applied on a basis consistent with that of prior periods; as of the date hereof, there is no material indebtedness, contingent or otherwise, of Borrower which is not reflected in such financial statements; no Material Adverse Event has occurred with respect to the financial condition or business of Borrower, since the date of such financial statements and plan of payment referred to above (which shall not be binding upon Lender), and there is no material fact that Borrower has not disclosed to Lender which could reasonably be expected to have a material adverse effect on the properties (including the Collateral), business, prospects or condition (financial or otherwise) of Borrower and neither the financial statements nor plan of payment referred above (which shall not be binding upon Lender), nor any certificate or statement delivered herewith or heretofore by Borrower to Lender in connection with negotiations of this agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading; Borrower specifically represents to Lender that the only material creditors of Borrower are Crescent Real Estate Equities Limited Partnership and Lender as previously described to Lender by Borrower; (d) except as previously disclosed and approved in writing to Lender, the properties and assets of Borrower are free and clear of all liens, security interests and other adverse claims of any nature and Borrower has and will have good and indefeasible title to such properties; (e) (unless Lender shall otherwise consent in writing) Borrower shall not grant, suffer or permit any further contractual or non-contractual liens, encumbrances, charges or security interests on any of the Collateral or property of Borrower, except in favor of Lender and except for any other liens which may specifically be permitted by Lender in writing signed by a duly authorized officer of Lender, or fail to promptly pay when due all lawful and material claims, whether for labor, materials or otherwise, the failure of which to pay could result in the filing or creation of any such liens, encumbrances, charges or security interests. Borrower agrees not to enter into any other similar negative pledge agreements, covenants or similar agreements with any persons or entities other than Lender, it being understood and agreed by Borrower that in the event of any violation of this agreement or any of the covenants contained in this Paragraph 4B, Lender shall have the right in addition to such other remedies as may be available to it by virtue of such violation constituting a Default, to injunctive relief enjoining such breach of this agreement and neither Borrower nor his representatives shall urge that such remedy is not appropriate under the circumstances, it being expressly acknowledged that such action shall cause the Lender irreparable damage for which legal remedies are inadequate to protect the Lender. Borrower specifically represents and warrants to Lender that there exists no certificate, paper or other similar evidence of its ownership or membership in COPI Cold Storage, LLC, a Delaware limited liability company, except for the "Operative Documents" as defined in the Assignments, and the First Amendment to Operating Agreement dated March 7, 2002, a copy of which has been provided to Lender.

         G. Clause (j) of Paragraph 5 of the Credit Agreement is hereby deleted in its entirety.

         4. The promissory note in the face principal amount of $15,000,000.00 dated November 27, 2001 executed by Borrower and payable to Lender, evidencing a renewal and extension of that certain promissory note in the face principal amount of $15,000,000.00 dated August 27, 2001, such note evidencing a renewal and extension of that certain promissory note in the face principal amount of $15,000,000.00 dated August 27, 1999, such note evidencing a modification, renewal and extension of that certain promissory note in the face principal amount of $15,000,000.00 dated August 27, 1997, each executed by Borrower and payable to Lender (or its predecessors in interest) and in connection with the Original Credit Agreement, is hereby modified and extended to be evidenced by that certain promissory note dated as of December 31, 2001, in the face principal amount of $15,000,000.00 executed by Borrower and payable to Lender (sometimes referred to in this Fifth Amendment and in connection herewith as the "Modification Note"), which the parties agree and acknowledge to be the "Note" as contemplated in Paragraph 4(a) of the Credit Agreement and a "Loan Paper" as defined in the Credit Agreement.

         5. Conditions Precedent. This Fifth Amendment and the obligations of Lender hereunder are subject to the conditions precedent that Lender shall have received from Borrower, together with this Fifth Amendment duly executed by Borrower, Richard E. Rainwater and John Goff: (i) the Modification Note and the Assignments and such other Collateral Documents, duly executed by Borrower and any other parties thereto, an opinion of Borrower's counsel in connection herewith, in form and substance reasonably acceptable to Lender and its counsel, and any other documents reasonably requested by Lender prior to closing in connection herewith, in form and substance satisfactory to Lender and its counsel, (ii) a Subordination Agreement dated effective as of December 31, 2001, duly executed by Crescent Real Estate Equities Limited Partnership in favor of Lender; and (iii) payment of Lender's costs and expenses incurred in connection herewith as contemplated in the Credit Agreement including, without limitation, the reasonable attorney's fees of the Lender's legal counsel and any other costs, expenses and disbursements incurred by Lender through the date of execution of this Fifth Amendment.

         6. Further Assurances. Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause same to be done, all such documents, notices or other assurances, and take all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with this Fifth Amendment and the Credit Agreement, as amended hereby.

         7. Scope of Amendments. Any and all other provisions of the Credit Agreement and any other Loan Papers are hereby amended and modified wherever necessary and even though not specifically addressed herein, so as to conform to the amendments and modifications set forth in this Fifth Amendment.

         8. Limitation on Agreements. The amendments set forth herein are limited in scope as described herein and shall not be deemed (a) to be a consent under or waiver of any other term or condition of the Credit Agreement or any of the Loan Papers, or (b) to prejudice any right or rights which Lender now has or may have in the future under, or in connection with the Credit Agreement as amended by this Fifth Amendment, the Note, the Loan Papers or any of the documents referred to herein or therein.

         9. Governing Law. This Fifth Amendment has been prepared, in being executed and delivered and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Fifth Amendment.

10. Arbitration and Waiver of Jury Trial.

(a) This Section concerns the resolution of any controversies or claims between any of the parties hereto and Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Fifth Amendment, the Credit Agreement as amended hereby, the Modification Note or any of the other Loan Papers (including any amendments, renewals, extensions or modifications of any of the foregoing); or (ii) any document related to this Fifth Amendment, the Credit Agreement as amended hereby, the Modification Note or any of the other Loan Papers; (collectively a "Claim").

(b) At the request of any of the parties hereto or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though the Credit Agreement and Loan Papers provide that it is governed by the law of a specified state.

(c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this Section. In the event of any inconsistency, the terms of this paragraph shall control.

(d) The arbitration shall be administered by JAMS and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state of Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Fifth Amendment, the Credit Agreement as amended hereby, the Modification Note or any of the other Loan Papers.

(f) This paragraph does not limit the right of any of the parties hereto or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff;
(ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or
(iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any of Borrower or the Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         11. Multiple Counterparts. This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.

         12. Signatures of Support Parties. By signing below where indicated, the undersigned Support Parties each (a) acknowledge this Fifth Amendment and the Credit Agreement as amended hereby; (b) agree with the terms, conditions and amendments contained in this Fifth Amendment and the Credit Agreement as amended hereby as they relate to the Support Agreement, including without limitation, the amended definition of "Termination Date" as set forth in this Fifth Amendment; (c) agree that the Support Agreement shall be deemed amended wherever necessary in order to continue the obligations of the undersigned Support Parties contained in the Support Agreement and conform to the changes reflected in this Fifth Amendment; and (d) confirm their continuing obligations under the Support Agreement, as amended hereby, which shall continue in full force and effect as contemplated therein and herein, until the Obligation has been paid in full and Lender shall have no further commitment or obligation whatsoever to or in favor of Borrower.


                  [remainder of page intentionally left blank]

THE CREDIT AGREEMENT AND THE SUPPORT AGREEMENT, AS EACH IS AMENDED BY THIS FIFTH AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed to be effective as of the date and year first above written.

LENDER:
BANK OF AMERICA, N.A.
By:
   -------------------------------------------
Cary C. Conwell, Senior Vice President

BORROWER:
CRESCENT OPERATING, INC., a Delaware corporation
By:
   -------------------------------------------
Jeffrey L. Stevens, President
and Chief Executive Officer

SUPPORT PARTIES:


----------------------------------------------
RICHARD E. RAINWATER


----------------------------------------------
JOHN GOFF

                                 Promissory Note


Date December 31, 2001                        [ ] New [X] Modification/Extension

Amount $15,000,000.00                         Maturity Date August 15, 2002

Bank:
Bank of America, N.A.
Private Banking Dept.
500 West Seventh Street, 13th Floor
Fort Worth, TX 76102

Borrower:
Crescent Operating, Inc.
777 Taylor Street, Suite 1050
Fort Worth, TX 76102

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Fifteen Million and No/ 100 Dollars ($15,000,000.00), in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.]

1. Rate.

         The Rate shall be the rate of interest publicly announced from time to time by the Bank as its Prime Rate (the "Index"), plus zero percent (0.00%) per annum. The Prime Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Prime Rate. The Index is not necessarily the lowest rate charged by Bank on its loans and is set by Bank in its sole discretion. If the Index becomes unavailable during the term of this loan, Bank may designate a substitute index after notifying Borrower. Bank will tell Borrower the current Index rate upon Borrower's request. Interest will accrue on any non-business day at the rate in effect on the immediately preceding business day.

         Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by applicable law. Borrower agrees that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas law shall be the indicated rate ceiling as specified in Article 5069-1.04 of VATS. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. Rate Change Date. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

         Single Principal Payment. Principal shall be paid in full in a single payment on August 15, 2002. Interest thereon shall be paid monthly, commencing on February 28, 2002, and continuing on the last day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5. Credit Agreement. THIS NOTE EVIDENCES A MODIFICATION AND EXTENSION OF THAT CERTAIN PROMISSORY NOTE DATED NOVEMBER 27, 2001 IN THE FACE PRINCIPAL AMOUNT OF $15,000,000.00 EXECUTED BY BORROWER AND PAYABLE TO THE ORDER OF BANK, AND IS THE "MODIFICATION NOTE" REFERRED TO IN THE FIFTH AMENDMENT TO CREDIT AGREEMENT DATED EFFECTIVE AS OF THE DATE HEREOF AND REFERRED TO BELOW. REFERENCE IS MADE TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF AUGUST 27, 1997, BY, AMONG OTHERS, BORROWER AND BANK, AS AMENDED BY FIRST AMENDMENT THERETO DATED EFFECTIVE AUGUST 27, 1998, SECOND AMENDMENT THERETO DATED EFFECTIVE AS OF AUGUST 27, 1999, THIRD AMENDMENT THERETO DATED EFFECTIVE AS OF AUGUST 27, 2001, FOURTH AMENDMENT THERETO DATED EFFECTIVE AS OF NOVEMBER 27, 2001, AND FIFTH AMENDMENT THERETO DATED EFFECTIVE AS OF THE DATE HEREOF (AS SO AMENDED, THE "LOAN AGREEMENT"). REFERENCE IS SPECIFICALLY MADE TO SUCH LOAN AGREEMENT FOR A STATEMENT OF, AMONG OTHER THINGS, CERTAIN DEFINED TERMS, THE EVENTS UPON WHICH THE MATURITY OF THIS NOTE MAY BE ACCELERATED, COLLATERAL SECURING PAYMENT OF THIS NOTE AND ADDITIONAL RIGHTS AND REMEDIES IN FAVOR OF BANK, ALL OF WHICH SHALL BE CUMULATIVE AND NOT EXCLUSIVE OF ONE ANOTHER. BORROWER ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANY PROVISIONS OF THE LOAN AGREEMENT, THIS NOTE OR ANY OF THE LOAN PAPERS AS DEFINED IN THE LOAN AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE, BANK HAS NO OBLIGATION TO MAKE ANY FURTHER ADVANCE OR EXTEND ADDITIONAL CREDIT WHATSOEVER TO BORROWER, AND, FURTHER, THAT BORROWER SHALL NOT BE ENTITLED TO REBORROW ANY AMOUNT REPAID HEREUNDER, IT BEING UNDERSTOOD AND AGREED THAT THE LOAN EVIDENCED HEREBY IS FULLY FUNDED AND EVIDENCES A TERM LOAN AND NOT A REVOLVING CREDIT FACILITY.

6. Automatic Payment.

[ ] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ___________________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. Waivers, Consents and Covenants. Borrower, any other endorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents previously, now or hereafter executed in connection with any obligation of Borrower to Bank, including without limitation, the Loan Agreement and the Loan Papers as defined therein (sometimes collectively referred to in this Note as the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. Prepayments. Prepayments may be made in whole or in part at any time. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

9. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of Bank of America, whether under this Note or any Loan Documents after the date hereof, as and when due (whether upon demand, at maturity or by acceleration) or any other default under any of the Loan Documents after the date hereof; (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Bank in its sole discretion; (e) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (f) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (g) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; or (i) the failure of Borrower's businessto comply with any law or regulation controlling its operation.

10. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion to the "Default Rate" as defined in the Loan Agreement. The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposesof computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

11. Non-Waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

12. Applicable Law, Venue and Jurisdiction. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Bank's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in Fort Worth, Tarrant County, Texas. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas.

Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

13. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

14. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

15. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Documents, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

16. Arbitration and Waiver of Jury Trial.

(a) This Section concerns the resolution of any controversies or claims between any of Borrower and Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Note, the Loan Agreement or any of the Loan Documents (including any amendments, renewals, extensions or modifications of any of the foregoing); or (ii) any document related to this Note, the Loan Agreement or any of the Loan Documents; (collectively a "Claim").

(b) At the request of any of Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Note provides that it is governed by the law of a specified state.

(c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this Section. In the event of any inconsistency, the terms of this paragraph shall control.

(d) The arbitration shall be administered by JAMS and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state of Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Note, the Loan Agreement or any of the Loan Documents.

(f) This paragraph does not limit the right of any of Borrower or the Bank to:
(i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or
(iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any of Borrower or the Bank, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

17. NOTICE OF FINAL AGREEMENT:

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Bank:                                         Borrower:
Bank of America, N.A.                         Crescent Operating, Inc.
By:                                           By:
   --------------------------------              ----------------------------
Cary C. Conwell, Sr. Vice President           Jeffery L. Stevens, President
                                              and Chief Executive Officer